UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BRERA HOLDINGS PLC

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 5th Floor

One Burlington Road

Dublin 4

D04 C5Y6

Ireland

+353 1 237 3700

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Ordinary Shares, nominal value $0.005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-268187

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of Class B Ordinary Shares, nominal value $0.005 per share, of Brera Holdings PLC (the “Registrant”) to be registered is set forth under the heading “Description of Share Capital and Constitution” in the Registrant’s Registration Statement on Form F-1 (File No. 333-268187) originally filed with the Securities and Exchange Commission on November 4, 2022, as amended by any pre-effective amendments and post-effective amendments to such Registration Statement and as supplemented by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRERA HOLDINGS PLC

Date: January 26, 2023	By:	/s/ Sergio Carlo Scalpelli
Sergio Carlo Scalpelli
Chief Executive Officer